Exhibit 107

Calculation of Filing Fee Tables

Form S-11

(Form Type)

Apollo Realty Income Solutions, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class S Common Stock, Class D Common Stock, Class I Common Stock, Class F-I Common Stock, Class A-I Common Stock and Class A-III Common Stock	457(o)	N/A	N/A	$74,725,810	.00015310	$11,441	N/A	N/A	N/A	N/A

Fees Previously Paid	Equity	Class S Common Stock, Class D Common Stock, Class I Common Stock, Class F-I Common Stock, Class A-I Common Stock and Class A-III Common Stock	457(o)	N/A	N/A	$1,090,815,971	.00015310	$167,004	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Class S Common Stock, Class D Common Stock, Class I Common Stock, Class F-S Common Stock, Class F-D Common Stock, Class F-I Common Stock, Class A-I Common Stock, Class A-II Common Stock and Class A-III Common Stock	415(a)(6)	N/A		$3,834,458,219	N/A	N/A	S-11	333-264456	June 29, 2022	$355,454

	Total Offering Amounts					$5,000,000,000		$178,445

	Total Fees Previously Paid							$167,004

	Total Fee Offsets							N/A

	Net Fee Due							$11,441(1)

(1)

Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement will include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-264456) initially filed by the registrant on April 22, 2022 and declared effective on June 29, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $5 billion for sale pursuant to the registrant’s primary offering and the registrant’s distribution reinvestment plan. As of June 16, 2025, $3,834,458,219 in shares of common stock remain unsold on the Prior Registration Statement. For purposes of calculating the registration fees due in connection with the filing of this Registration Statement, the registrant has assumed that $3,834,458,219 of unsold shares of common stock originally registered for sale pursuant to the Prior Registration Statement will be carried forward to this Registration Statement. Pursuant to Rule 415(a)(6) the registration fees in the amount of $355,454 previously paid with respect to such unsold securities will continue to apply to such unsold securities. Thus, after taking into account the previously registered unsold securities, $1,090,815,971 of new shares of common stock registered by the registrant in connection with the initial filing of this Registration Statement on April 18, 2025, $11,441 in filing fees are due in connections with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.